EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT
                              --------------------

      EMPLOYMENT   AGREEMENT dated  as  of  March  30,  2001  between   COMVERGE
TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and JOSEPH D. ESTEVES (the "Executive").

                                    PREAMBLE:

         The parties hereto desire to enter into this Agreement in order to set forth the terms pursuant to which the Company will employ Executive and Executive will serve as an employee of the Company. Accordingly, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties hereto agree as follows:

1.    EMPLOYMENT.

      (a) The Company shall employ the Executive, and the Executive shall serve, as Executive Vice President of the Company during the period commencing March 30, 2001 through March 31, 2004 (the "Employment Period"). During the Employment Period the Executive shall devote his best efforts and services to his employment on a substantially full-time basis. The place of employment shall be the headquarters of the Company in Florham Park, New Jersey. The Employment Period may be extended by agreement of the parties.

      (b) The Executive shall report to the President and Chief Executive Officer and the Board of Directors of the Company. Executive shall perform such services consistent with his position as may be assigned to him from time to time by the President and Chief Executive Officer and the Board of Directors of the Company.

2.    COMPENSATION; BONUS; BENEFITS.

      (a) During the Employment Period the Company shall pay the Executive a salary at the rate of $200,000 per annum commencing on March 30, 2001, subject to performance related increases and increases due to cost of living. The salary shall be paid to the Executive in appropriate instalments in accordance with the Company's usual and customary payroll practices for executive officers.

      (b) During the Employment Period the Executive shall be entitled to receive a bonus equal to 3% of the amount of equity or debt financing (other than a public offering registered under the Securities Act of 1933) by the Company and/or any Key Affiliates of the Company (as defined below) in which the Executive played a significant role (a "Financing"); PROVIDED THAT such Financing is completed without the use of a paid financial advisor or placement agent. In the event that a Financing is completed with the assistance of a paid financial advisor or placement agent, the Executive shall be entitled to receive a bonus equal to 2% of the amount of the Financing. For purposes of this Agreement, the term "Key Affiliates of the Company" shall mean Company related businesses in which the Company owns at least a 50% economic interest or, otherwise, maintains at least a 50% voting interest.

      (c) During the Employment Period the Executive shall be reimbursed by the Company for reasonable business expenses actually incurred or paid by him in connection with the performance of his duties hereunder in accordance with the policies of the Company.


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      (d) During the  Employment  Period the Company  shall  contribute  and the
          Executive shall participate in all of the employee benefit plans provided to the Company's executive employees.

      (e) The Executive shall be entitled to 15 workdays' vacation during 2001 and shall be entitled to 20 workday's vacation during any subsequent years. Vacation shall be scheduled and taken in accordance with Company policy.

      (f) The Company shall reimburse the Executive for operating costs of an automobile to be leased by Executive, including leasing and insurance costs up to $484 per month, plus any repairs.

3.    OPTIONS

      (a) As an inducement to his entering into this Agreement, the Company shall grant non-qualified stock options to purchase 53,000 shares of common stock of the Company. These options shall have an exercise price of $4.00 per share. Such options shall become exercisable as follows: 29,150 shall become exercisable on January 1, 2002; and an additional 4,770 shall become exercisable on April 1, 2002 and on the first date of each of the subsequent four quarters (July 1, 2002, October 1, 2002, January 1, 2003 and April 1, 2003). Such options shall remain exercisable until the earlier to occur of (i) March 31, 2006, (ii) the date on which the Executive's employment is terminated by the Company for "Cause" (as hereinafter defined) and (iii) the date which is 180 days following the date upon which the Executive's employment is voluntarily terminated by the Executive.

      (b) The Company shall grant additional options ("Incentive Options") to the Executive in the aggregate amount of 79,500 shares, such options to vest upon the occurrence of certain events as set forth below. These options shall have an exercise price of $4.00 per share. Incentive Options to purchase 39,750 shares shall vest upon the occurrence of each of the first two of following three events to occur (each a "Vesting Event"):

              (i) the completion of equity financing for the Company, or Key Affiliates of the Company, of at least $10 million by June 30, 2002;

              (ii) the execution by the Company, or Key Affiliates of the Company, of a power purchase agreement (or similar sales agreement) ("PPA") with an electric utility (or intermediary) relating to a minimum capacity of 50 megawatts;

              (iii) the formation of a joint venture with third parties in which such parties commit capital of at least $5 million to pursue business opportunities.

          For each of the first two Vesting Events, 21,864 options shall vest immediately; an additional 2,981 shall vest on the first date of each of the next six quarters subsequent to the Vesting Event. The Incentive Options shall remain exercisable for a period terminating on the earlier of (i) March 31, 2008, (ii) the date on which the Executive's employment is terminated for Cause, and (iii) the date which is one year following the date upon which the Executive's employment is voluntarily terminated by the Executive.

      (c) As an additional inducement to his entering into this Agreement, the Company agrees to recommend to the Compensation and Stock Option Committee of the Board of Directors of Data Systems & Software Inc. (the "Committee") that the Company grant the Executive options to purchase 10,000 shares of Common Stock at an exercise price of $4.6875. Such options shall become exercisable as follows: 5,500 shall become exercisable on January 1, 2002; and an additional 900 shall become exercisable on April 1, 2002 and on the first day of each of the subsequent four quarters. Such options shall remain exercisable until the earliest


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          to occur  of (i)  March  31,  2008,  (ii)  the  date  which is 90 days following the date of the termination of the Executive's employment either voluntarily by the Executive or by the Company other than for Cause, and (iii) the date on which the Executive's employment is terminated for Cause.

           (d) All options granted to the Executive under Sections 3(a) and 3(c), and all options granted to the Executive under Section 3(b) for which a Vesting Event has occurred, shall vest and become exercisable immediately upon (i) the occurrence of a Change In
               Control (as hereinafter defined), (ii) the termination of the Executive's employment by the Company other than for Cause, (iii) the completion of an initial public offering of shares of the Company, (iv) the termination (voluntary or involuntary) of George Morgenstern's active employment as Chief Executive Officer of Data Systems & Software Inc., or (v) the termination of the Executive's employment by the Executive due to the Company's breach of material obligations under this Agreement.

4.    OTHER ACTIVITIES; NON-COMPETITION.

      (a) The Executive expressly agrees, as a condition to the performance by the Company of its obligations hereunder, that at all times during the Employment Period, the Executive shall devote all of his business time, attention and energies on a full-time basis to the performance of his duties hereunder and shall not engage in any other remunerative employment or consulting service nor serve on outside boards of directors without the consent of the board of directors of the Company.

      (b) The Executive shall not, during the Employment Period and for a period of twelve months immediately following the termination of this Agreement (other than a termination by the Company other than for Cause), by or for himself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, establish, enter into, be employed by or for, or become part of, any company, partnership, corporation or other business entity or venture, a material portion of which competes directly with the Company.

5.    TERMINATION.

      (a) Either party may terminate this Agreement upon notice to the other party. In the event that the Company terminates the Executive's employment other than for Cause, (i) the Executive's options shall vest as provided in Section 3(d), (ii) the Executive shall be entitled to receive a cash payment equal to three month's salary for every year (or part thereof) of employment with the Company, up to a maximum of one year's salary, and (iii) the Company shall have no other obligation or liability to the Executive, other than for salary, bonus or other compensation or benefits accrued prior to such termination.

      (b) Notwithstanding anything to the contrary herein, if at any time during the Employment Period, the Company breaches any of its obligations hereunder or there shall occur a "Change in Control of the Company" (as hereinafter defined), the Executive shall have the option, upon written notice to the Company that such breach or a Change in Control of the Company has occurred and that the Executive intends to exercise such option, to terminate his employment with the Company. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted in whole or in part into cash, securities or other property, other than a merger of


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          the  Company  in which  the  holders  of the  Company's  Common  Stock
          immediately   prior  to  the  merger  have   substantially   the  same
          proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) Data Systems & Software Inc. ("DSSI"), its affiliates, and parties with whom DSSI has entered into a voting agreement such that DSSI has the ability to select a majority of the directors of the Company, shall cease to be the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing in excess of 50% of the combined voting power of the Company's then outstanding securities.

      (c) The Company may at any time terminate Executive's employment hereunder for Cause by delivering notice of termination to Executive (such termination to be effective upon delivery of such notice). For purposes of this Agreement, "Cause" means the occurrence in fact of any of the following:

            i. Executive is convicted of a felony or other crime involving moral turpitude;
           ii.   Executive performs his duties hereunder with gross negligence;
          iii. Executive engages in gross wilful misconduct that materially injures the Company; or
           iv. Executive materially breaches any of his material obligations under this Agreement.

6.    COMPANY LOAN.

      In the event that the Executive wishes to purchase shares of Common Stock of the Company, the Company agrees to make available to the Executive a loan (the "Loan") of up to 66.67% of the purchase price of the shares, up to a maximum loan of $33,333. The Loan shall bear interest at 6.5% per annum, payable upon the maturity date, which shall be three years from the date of the Loan. The Loan shall be secured only by the related shares, and in the event of non-payment of the Loan and any interest thereon when due, the Executive shall have no personal obligation beyond such shares. The Company agrees that it will in no event report nonpayment or default on the Loan to any credit reporting agency.

7.    CONFIDENTIALITY.

      The Executive shall keep confidential all non-public information concerning the business, clients or affairs of the Company ("Confidential Information") that he may acquire in the course of, or as an incident to, his employment by the Company. The Executive shall not during the term of this Agreement or thereafter disclose to any person, firm or corporation, except as otherwise required by law, any Confidential Information for his own benefit or that of any such person, firm or corporation, or to the detriment or intended or probable detriment of the Company.

8.    INDEMNIFICATION.

      The Executive shall be entitled throughout the term of this Agreement and thereafter to indemnification in respect of any claim, suit, action, loss or damages arising out of or relating to his acts or omissions as an employee, officer or director of the Company, and/or any of its subsidiaries, (or any successor pursuant to Section14 hereof) to the fullest extent permitted by the Delaware General Corporation Law or other applicable law, provided, however, that in the event of a suit by the Company against the Executive, the Company shall have no obligation to advance any costs of counsel. In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages for the breach of this Agreement by the Company, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any reasonable expenses of such

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      action incurred by him,  including,  attorneys' fees and  disbursements of such attorneys and his travel expenses related thereto.

9.    REMEDIES.

      The Company hereby waives, and will not assert, any right to set off the amount of any claims, liabilities, damages or losses the Company may have against any amounts payable by the Company to the Executive hereunder, and any amounts payable to or otherwise accrued for the account of the Executive in respect of any period prior to the effective termination of this Agreement shall be paid as provided in this Agreement without any such set-off.

10.   ARBITRATION.

      Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgement upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, or such other place as may be agreed upon at the time by the parties to the arbitration. The Company will pay for all travel and related expenses as may be reasonably required by the Executive so as to afford his presence at all such proceedings.

11.   GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

12.   EMPLOYMENT AGREEMENT WITH SUBSIDIARY.

      The Executive may have an employment agreement with a subsidiary or subsidiaries of the Company. Any payments made in accordance with such agreements are to be deducted from the Company's similar obligations in this agreement.

13.   ENTIRE AGREEMENT.

      This Agreement constitutes the whole agreement of the parties hereto in reference to any employment of the Executive by the Company and in reference to any of the matters or things herein provided for or discussed or mentioned in reference to such employment, all prior agreements, promises, representations and understandings relative thereto being herein merged.

14.   ASSIGNABILITY.

      (a) In the event that the Company shall merge or consolidate with any other corporation or all or substantially all the Company's business or assets shall be transferred in any manner to any other person, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and, subject to the provisions of Section 5(b) relating to Change in Control, shall thereafter be deemed for all purposes hereto to be the Company hereunder. This Agreement shall be binding upon and inure to the benefit of any such successor and the legal representatives of the Executive.







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      (b) This Agreement is personal in nature and neither of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of this
          Section 14.

      (c) Except as otherwise provided in this Section 14, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

15.   AMENDMENTS; WAIVERS.

      This Agreement may be amended, modified, superseded or cancelled and the terms or covenants hereof may be waived only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

16.   EQUITABLE MEASURES.

      Because of the difficulty of measuring economic losses to the Company as a result of breach by the Executive of the covenants contained in Sections 4(b) and 7, and because of the immediate and irreparable damage that might be caused to the Company for which it would have no other adequate remedy, Executive agrees that, without limiting the remedies available to the Company, these covenants may be enforced by the Company by injunctions and restraining orders. The parties agree that such covenants impose a reasonable restraint on Executive in light of the activities and business of the Company on the date of this Agreement, and intend that such covenants shall subsequently be construed and enforced in light of the activities and business of the Company on the date of the termination of the employment of the Executive.

17.   NOTICES.

      All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed given if (i) delivered by hand,
      (ii) mailed by registered or certified mail (return receipt requested), postage prepaid, or (iii) deposited with Federal Express or other recognized over-night courier service, to any party addressed as follows (or to such other address as shall be specified by a party by like notice).

      If to the Company:                  If to the Executive:

         Comverge Technologies, Inc.                Joseph D. Esteves
         23 Vreeland Road                           3 River Road
         Florham Park, New Jersey 07932             Riverdale , New York  10463
         Attn:  Frank Magnotti

18.   SEVERABILITY.

      If for any reason any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the validity and effect of all other provisions hereof shall not be affected thereby.


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19.   HEADINGS.

      Section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement.

20.   COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the day and year first above written.

                                               COMVERGE TECHNOLOGIES, INC.



          /s/ JOSEPH D. ESTEVES                By:  /s/ FRANK MAGNOTTI
          -------------------------                 ----------------------------
              Joseph D. Esteves                     Frank Magnotti, President







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